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                                                                       EXHIBIT B

                             TERMINATION AGREEMENT


         AGREEMENT made as of the 23rd day of June, 1996 by and between Isramco, Inc., a Delaware corporation with offices at 800 Fifth Avenue, Suite 21-D, New York, New York 10021 (the "Company") and Danny Toledano, residing at Klaphek 10, Huizen, Holland.


         WHEREAS, the largest shareholder of the Company, Jerusalem Oil Exploration Ltd. ("JOEL") has inquired as to whether Danny Toledano would render his resignation as President, Chief Operating Officer of the Company and as officer of any of the Company's subsidiaries; and


         WHEREAS, the Company in October 1995 entered into an Employment Agreement with Danny Toledano (the "Employment Agreement") which provides for the payment of an annual salary One Hundred Forty-Four Thousand ($144,000) Dollars per annum, payable in installments of Twelve Thousand ($12,000) Dollars per month and further provides that upon severance of Danny Toledano's employment relationship by the Company, Danny Toledano shall be entitled to receive a severance payment of one lump sum equal to the balance of the unpaid salary due through the remaining term of the Employment Agreement; and


         WHEREAS, the Employment Agreement pursuant to its terms expires on October 15, 1996.


         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

           1. The Company hereby terminates the Employment Agreement with Danny Toledano in consideration for immediately paying to Danny Toledano the sum of Seventy-Two Thousand ($72,000) Dollars.

          2.     (a)      In consideration for Danny Toledano entering into
this Agreement, the Company hereby releases and discharges Danny Toledano, his heirs, executors, administrators, successors and assigns from all actions, causes of actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity, which against Danny Toledano, the Company ever had, now has or hereinafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, specifically excluding the rights and obligations of the parties under this
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Termination Agreement and under a certain Non-Compete Agreement and Consulting
Agreement executed by the parties this date.

                 (b) In consideration for the Company entering into this Agreement, Danny Toledano hereby releases and discharges the Company, its successors and assigns from all actions, causes of actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity, which against the Company, Danny Toledano ever had, now has or hereinafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release, specifically excluding the rights and obligations of the parties under this Termination Agreement, a certain Non-Compete Agreement and Consulting Agreement executed by the parties this date, and the rights of the parties under the Indemnity Agreement referred to in Paragraph 4 hereunder and the rights provided to the officers and directors under the Company's Certificate of Incorporation, By-laws or by statute.

          3. Danny Toledano's resignation as President and Chief Operating Officer of the Company and as an officer of any of the Company's subsidiaries shall be effective upon the receipt by Danny Toledano of Seventy-Two Thousand ($72,000) Dollars as set forth in Paragraph 1. These funds shall be delivered by wire transfer pursuant to the written instructions of Danny Toledano.

          4. The Company covenants and agrees that the Indemnity Agreement entered into the 8th day of October, 1992 between and among the Company, Isramco Oil and Gas Ltd. and Danny Toledano shall continue to remain in full force and effect.

          5. The Company by executing this Agreement hereby represents and warrants to Danny Toledano that this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          6. Danny Toledano by executing this Agreement represents that this Agreement has been duly executed and delivered by him to the Company and is a legal, valid and binding agreement, enforceable against him in accordance with its terms except as to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws or court decisions now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and to the general principles of equity.

          7. The Company agrees to use its best efforts to maintain on behalf of the Company, its officers and directors its current or similar Officers and Directors Indemnity Insurance coverage for a period of five (5) years from the date hereof.





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          8.     The public announcement relating to this Agreement and the transactions contemplated hereby shall be made jointly by the parties hereto.

          9. Any notices under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when delivered by hand; or three (3) days after a writing is consigned to a commercial carrier; and ten (10) days after a writing is deposited in the mail, by certified mail with postage and other charges prepaid addressed as follows:

         To:                      Isramco, Inc.
                                  Isramco - Israel Branch
                                  Shavit House
                                  4 Raoul Wallenberg Street
                                  Tel Aviv 69174 Israel

         With copies to:          Law Offices of David Malkin, P.C.
                                  460 Park Avenue
                                  21st Floor
                                  New York, New York 10022

         To:                      Danny Toledano
                                  Klaphek 10
                                  Huizen, Holland

or to such other address as provided in writing to the other party.

         10.     (a)      This Agreement shall be governed by, construed,
interpreted and enforced in accordance with the laws of the State of New York without regard to its conflicts of law or rules and the parties hereby agree to submit their person to the jurisdiction of the federal and state courts located in the County and State of New York.

                 (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

                 (c) This Agreement supersedes any and all prior agreements or understandings, written or oral between the parties relating to the termination and resignation of Danny Toledano as an officer of the Company and incorporates the entire understanding of the parties with respect thereto.

                 (d) This Agreement may amended, modified or supplemented only by a written instrument signed by all of the parties and no wavier of any provision shall be effective unless in writing and signed by the party to be charged.





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                 (e)      Danny Toledano shall execute documents, if requested
by a bank or brokerage firm servicing the Company to remove his name as an authorized signatory.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the day and year first above written.


                                      Isramco, Inc.


                                      By:
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                                      Danny Toledano






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